UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 13, 2002


                               PIVOTAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                            British Columbia, Canada
                 (State or Other Jurisdiction of Incorporation)


        000-26867                                        98-0366456
 (Commission File Number)                     (IRS Employer Identification No.)


                          SUITE 700 - 858 BEATTY STREET
                      VANCOUVER, BRITISH COLUMBIA, V6B 1C1
                                     CANADA
              (Address of Principal Executive Offices and Zip Code)

                            Telephone (604) 699-8000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On October 23, 2002, Pivotal completed the merger of an indirect wholly-owned subsidiary of Pivotal Corporation, Pivotal Merger Subsidiary, Inc., a Delaware corporation, merged with and into MarketFirst Software, Inc., a Delaware corporation. As such, MarketFirst Software, Inc. became an indirect wholly-owned subsidiary of Pivotal Corporation. MarketFirst Software, Inc., the developer of MarketFirst Release 4 software, is based in Mountain View, California. Under the terms of the Agreement and Plan of Merger dated October 2, 2002, a copy of which is attached hereto as Exhibit 2.1, the merger consideration was 725,000 shares of common stock of Pivotal Corporation. In addition, $54,722 was paid to certain management employees of MarketFirst Software, Inc. in satisfaction of rights to which they were entitled upon the change of control effected by the merger. The transaction will be accounted for under the purchase method of accounting.

Pivotal Corporation filed a current report on Form 8-K on October 29, 2002 to report the transaction. This amendment to the initial Form 8-K current report contains audited consolidated and unaudited condensed financial statements of MarketFirst Software, Inc. and unaudited pro forma condensed combined financial statements of Pivotal Corporation listed below and omitted from the initial Form 8-K current report.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired

          Audited Consolidated Financial Statements of MarketFirst Software, Inc. as of and for the year ended December 31, 2001:

               Independent Auditors' Report
               Consolidated Balance Sheets
               Consolidated Statements of Operations
               Consolidated Statement of Stockholders' Deficit and Comprehensive Loss
               Consolidated  Statements  of Cash  Flows
               Notes to Consolidated Financial Statements

          Unaudited Condensed Consolidated Financial Statements of MarketFirst Software, Inc.
               Condensed Consolidated Balance Sheet at September 30, 2002 and December 31, 2001
               Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2002 and 2001
               Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2002 and 2001
               Notes to Condensed Consolidated Financial Statements


     (b)  Pro Forma Financial Information:

               Unaudited Pro Forma Condensed Combined Financial Statements Unaudited Pro Forma Condensed Combined Balance Sheet
               Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended September 30, 2002
               Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended June 30, 2002
               Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

                          Independent Auditors' Report


The Board of Directors
MarketFirst Software, Inc.:


We have audited the accompanying consolidated balance sheet of MarketFirst Software, Inc. and subsidiary (the Company) as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MarketFirst Software, Inc. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                 /s/ KPMG LLP



Mountain View, California
March 22, 2002 except as to Note 13,
which is as of November 22, 2002.

                           MARKETFIRST SOFTWARE, INC.
                           Consolidated Balance Sheet
                                December 31, 2001


                        Assets

Current assets:
  Cash and cash equivalents                                $         12,590,000
  Accounts receivable, net of allowance for
    doubtful accounts of $447,000                                     1,930,000
  Other receivables                                                     233,000
  Prepaid expenses and other                                            525,000
                                                           ---------------------
         Total current assets                                        15,278,000

Property and equipment, net                                           1,819,000
Deposits and other assets                                             1,354,000
                                                           ---------------------
         Total assets                                      $         18,451,000
                                                           =====================

            Liabilities, Redeemable Convertible Preferred
            Stock and Warrants, and Stockholders' Deficit

Current liabilities:
  Accounts payable                                         $          1,320,000
  Accrued liabilities                                                 2,940,000
  Restructuring liabilities                                           5,013,000
  Deferred revenue                                                    1,754,000
                                                           ---------------------
         Total current liabilities                                   11,027,000

Long-term debt                                                          150,000
                                                           ---------------------
         Total liabilities                                           11,177,000
                                                           ---------------------

Commitments:
Redeemable convertible preferred stock and warrants,
  $0.001 par value; 116,340,000 shares authorized;
  106,483,491 shares issued and outstanding;
  aggregate liquidation preference of $68,470,000                    83,932,000

Stockholders' deficit:
  Common stock, $0.001 par value; 115,000,000
  shares authorized; 6,429,349 shares issued
  and outstanding as of 2001                                              6,000
  Additional paid-in capital                                         18,850,000
  Deferred stock-based compensation                                  (1,268,000)
  Notes receivable from stockholders                                   (164,000)
  Accumulated other comprehensive loss                                  (13,000)
  Accumulated deficit                                               (94,069,000)
                                                           ---------------------
               Total stockholders' deficit                          (76,658,000)
                                                           ---------------------

               Total liabilities, redeemable
               convertible preferred stock and
               warrants, and stockholders' deficit         $         18,451,000
                                                           =====================



See accompanying notes to consolidated financial statements.

                           MARKETFIRST SOFTWARE, INC.
                      Consolidated Statement of Operations
                          Year ended December 31, 2001

Revenues:
  Hosting                                                    $        4,411,000
  Licenses                                                            4,146,000
  Professional services                                               4,035,000
                                                               -----------------
              Total revenues                                         12,592,000
                                                               -----------------
Cost of revenues:
  Hosting                                                             2,477,000
  Licenses                                                              480,000
  Professional services                                               2,955,000
  Stock-based compensation*                                             454,000
                                                               -----------------
              Total cost of revenues                                  6,366,000
                                                               -----------------
              Gross profit                                            6,226,000
                                                               -----------------
Operating expenses:
  Research and development                                            4,692,000
  Sales and marketing                                                12,933,000
  General and administrative                                          4,035,000
  Stock-based compensation*                                           1,593,000
  Restructuring and other charges                                     5,517,000
                                                               -----------------
              Total operating expenses                               28,770,000
                                                               -----------------
              Operating loss                                        (22,544,000)

Interest and other income, net                                           83,000
                                                               -----------------
              Net loss before extraordinary item                    (22,461,000)
                                                               -----------------
Extraordinary loss from extinguishment of debts                        (404,000)
                                                               -----------------
             Net loss before discontinued operations                (22,865,000)
                                                               -----------------

Discontinued operations:
  Loss from operations of FusionDM                                      (80,000)
  Loss on disposal of FusionDM                                       (1,188,000)
                                                               -----------------
              Net loss                                              (24,133,000)

Accretion on redeemable convertible preferred stock                  (7,909,000)
                                                               -----------------
              Net loss attributable to common stockholders   $      (32,042,000)
                                                               =================


* Note: the amortization of deferred stock-based compensation related to operating expenses is as follows:


Stock-based compensation:
  Research and development                                   $          189,000
  Sales and marketing                                                   885,000
  General and administrative                                            519,000
                                                              ------------------

                                                             $        1,593,000
                                                              ==================



See accompanying notes to consolidated financial statements.

                                           MARKETFIRST SOFTWARE, INC.
                     Consolidated Statement of Stockholders' Deficit and Comprehensive Loss
                                          Year ended December 31, 2001


                                                                            Notes        Accumulated
                            Common stock    Additional      Deferred      receivable        other                         Total
                        -------------------  paid-in       stock-based       from       comprehensive   Accumulated   stockholders'
                         Shares     Amount   capital       compensation   stockholders      loss          deficit        deficit
                        ----------  ------- ------------  -------------- -------------- --------------  ------------- -------------

Balances as of
December 31, 2000       6,358,593   $ 6,000 $ 19,050,000  $ (3,538,000)  $ (164,000)    $       --      $(62,027,000) $(46,673,000)

Revaluation of
deferred stock
compensation related
to employee stock
option forfeitures             --        --     (223,000)      233,000           --             --                --            --

Amortization of
stock-based
compensation                   --        --           --     2,047,000           --             --                --     2,047,000

Accretion on
Series D redeemable
convertible
preferred stock                --        --           --            --           --             --           (76,000)      (76,000)

Accretion on
Series F redeemable
convertible
preferred stock                --        --           --            --           --             --        (7,833,000)   (7,833,000)

Exercise of common
stock options              70,756        --       23,000            --           --             --                --        23,000

Comprehensive loss:
  Foreign currency
  translation
  adjustment                   --        --           --            --           --        (13,000)               --       (13,000)

  Net loss                     --        --           --            --           --             --       (24,133,000)  (24,133,000)
                                                                                                                      -------------
Total comprehensive
loss                           --        --           --            --           --             --                --   (24,146,000)
                        ----------  ------- ------------  -------------- -------------- --------------  ------------- -------------
Balances as of
December 31, 2001       6,429,349   $ 6,000  $18,850,000  $ (1,268,000)    (164,000)     $ (13,000)    $ (94,069,000) $(76,658,000)
                        ==========  ======= ============  ============== ============== ============== ============== =============

See accompanying notes to consolidated financial statements.

                           MARKETFIRST SOFTWARE, INC.
                      Consolidated Statement of Cash Flows
                          Year ended December 31, 2001


Cash flows from operating activities:
    Net loss                                                    $   (24,133,000)
    Adjustments to reconcile net loss to net cash
    used in operating activities:
      Loss from operations of FusionDM                                   80,000
      Loss on disposed FusionDM                                       1,188,000
      Depreciation and amortization                                   1,543,000
      Impairment of long lived assets                                 1,027,000
      Restructuring charges                                           3,933,000
      Amortization of stock-based compensation                        2,047,000
      Loss from sales of property and equipment                         358,000
      Extraordinary loss from extinguishments of debts                  404,000
      Changes in operating assets and liabilities:
         Accounts receivable                                            153,000
         Other receivables                                              236,000
         Prepaid expenses and other assets                               61,000
         Accounts payable and accrued liabilities                      (113,000)
         Deferred revenue                                               673,000
                                                                ----------------

                 Net cash used in operating activities              (12,543,000)
                                                                ----------------

Cash flows from investing activities:
    Purchase of property and equipment                                 (660,000)
    Proceeds from sale of discontinued operations                     1,500,000
    Deposits and other assets                                           (91,000)
                                                                ----------------

                 Net cash provided by investing activities              749,000
                                                                ----------------

Cash flows from financing activities:
    Net proceeds from sale of redeemable
    convertible preferred stock and warrants                         16,853,000
    Proceeds from issuance of notes payable                           1,800,000
    Exercise of stock options                                            23,000
                                                                ----------------

                 Net cash provided by financing activities           18,676,000
                                                                ----------------

Net cash flows used in discontinued operations                         (911,000)
                                                                ----------------

                 Net increase in cash and cash equivalents            5,971,000

Cash and cash equivalents at beginning of year                        6,619,000
                                                                ----------------

Cash and cash equivalents at end of year                        $    12,590,000
                                                                ================

Supplemental disclosures of noncash investing
and financing activities:
    Cash paid for interest                                      $        16,000
    Accretion on redeemable convertible preferred stock               7,909,000
    Revaluation of deferred stock-based compensation
    related to employee stock option forfeitures                        223,000
    Issuance of warrants for common stock                               114,000
    Issuance of warrants for redeemable convertible
    preferred stock                                                   1,278,000
    Conversion of notes payable and accrued interest
    to preferred stock and warrants                                   3,286,000

See accompanying notes to consolidated financial statements.

(1)  Summary of Significant Accounting Policies

     (a)  Organization

          MarketFirst Software, Inc. and its subsidiary (the Company) provide a comprehensive software and hosted e-marketing solution that enables organizations to execute interactive marketing campaigns over the Internet. The MarketFirst solution is comprised of four core components: an e-marketing software platform; software modules for e-marketing campaigns called solutions; a hosted service; and strategic e-marketing consulting and implementation services.

          The Company was incorporated in Delaware on August 8, 1996, with headquarters in Mountain View, California.

     (b)  Principles of Consolidation

          The consolidated financial statements include the accounts of MarketFirst Software, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

     (c)  Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of December 31, 2001, cash equivalents consisted solely of money market funds. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent of the amounts recorded on the consolidated balance sheets in excess of amounts that are insured by the FDIC.

     (d)  Property and Equipment

          Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives of the assets, generally two years for computer equipment and software and five years for furniture and fixtures. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

     (e)  Impairment of Long-Lived Assets

          The Company reviews the recoverability of the carrying amount of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

          In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," which supersedes SFAS No. 121. The primary objectives of SFAS No. 144 are to develop one accounting model based on the framework established in SFAS No. 121 for long-lived assets to be disposed of by sale, and to address significant implementation issues identified after the issuance of SFAS No. 121. The Company adopted the provisions of SFAS 144 effective January 1, 2001. The adoption did not have a material impact on the consolidated financial statements.

     (f)  Software Development Costs

          The Company is required to capitalize costs related to internally developed software for which technological feasibility has been established but which has not been released. To date, software development costs incurred subsequent to the establishment of technological feasibility have not been material and thus have been expensed as incurred.

     (g)  Stock-Based Compensation

          The Company uses the intrinsic-value method prescribed in Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, to account for its employee stock-based compensation plans. As such, compensation expense is recorded for stock options granted to employees when the fair value of the underlying stock exceeds the exercise price at the grant date. The Company amortizes deferred stock-based compensation over the vesting period in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. Pursuant to Statement of Financial Accounting Standard (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company discloses the pro forma effect of using the fair-value method of accounting for stock-based compensation arrangements.

     (h)  Income Taxes

          The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to an amount more likely than not to be recovered.

     (i)  Revenue Recognition

          The Company obtains revenue from software hosting services, software license fees, and professional services, including consulting services and maintenance and support. The Company accounts for software license and maintenance and support fees in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. The fair value of consulting services and maintenance and support has been determined based on the price charged when these elements are sold separately. License revenue is recorded under the residual method described in SOP 98-9 for arrangements in which licenses are sold with these elements.

          Revenue from license fees is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, acceptance is certain, the fee is fixed or determinable, and collection is probable. The Company's consulting services do not involve significant production, customization, or modification of the Company's software products. In situations where the Company is providing hosting, software license revenue is only recognized if the customer has the right to take possession of the software and host the application on its own or with another hosting vendor without substantial cost or penalty. If the customer does not have the right to take possession of the software, then the fees related to the arrangement are deferred and recognized ratably over the hosting term, typically 6 to 12 months. The Company earns additional fees when a customer exceeds a specified usage limit. These fees are recorded in the period in which the customer incurs the fee; however such fees have been immaterial to date. Initial set-up fees are deferred and amortized over the hosting term.

          Software   maintenance   and  support  fees  (which  are  recorded  in
          professional services) are recognized ratably over the term of the maintenance and support period. Revenue from professional services consists of consulting services and is comprised primarily of time and materials arrangements. Revenue from professional services contracts is recognized as services are rendered.

          Deferred revenue includes amounts billed to customers for which revenues have not been recognized and generally results from the following: (1) deferred maintenance and support; (2) hosting set-up fees; (3) consulting services not yet rendered; and (4) situations in which collection is not considered probable at the outset of the arrangement.

     (j)  Use of Estimates

          The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (k)  Advertising Costs

          The Company expenses all advertising costs as incurred. Advertising expense was $324,000 for fiscal 2001.

     (l)  Comprehensive Loss

          Accumulated other comprehensive loss, as presented in the accompanying consolidated balance sheets, consists solely of cumulative foreign currency translation adjustments.

     (m)  Concentrations of Credit Risk

          The Company sells its products primarily to end users in North America. The Company's customers provide goods and services in a variety of industries. The Company performs ongoing evaluations of its customers' financial condition and generally requires no collateral.

     (n)  Fair Value of Financial Instruments

          The fair values of the Company's financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable approximate their carrying values due to their short maturity.

     (o)  Foreign Currency Translation

          The functional currency of the Company's foreign subsidiary is the local currency. The Company translates the assets and liabilities of its foreign subsidiary into U.S. dollars at the rates of exchange as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average rate of exchange during each period. Translation adjustments are included in other comprehensive loss. Gains and losses resulting from foreign currency transactions denominated in a currency other than the functional currency are included in the statement of operations and have not been significant to the Company's consolidated operating results in any period.

(2)  Property and Equipment

     A summary of property and equipment as of December 31, 2001 follows:

    Computer equipment and software                                  $ 2,636,000
    Office furniture and equipment                                       880,000
    Leasehold improvements                                               716,000
                                                                     -----------
                                                                       4,232,000
    Less accumulated depreciation and amortization                     2,413,000
                                                                     -----------
                                                                     $ 1,819,000
                                                                     ===========

     The Company had no equipment under capital lease as of December 31, 2001.

(3)  Accrued Liabilities

     A summary of accrued liabilities as of December 31, 2001 follows:

     Compensation and related benefits                               $ 1,318,000
     Consulting and professional fees                                    167,000
     Software royalties                                                  525,000
     Other                                                               930,000
                                                                     -----------
                                                                     $ 2,940,000
                                                                     ===========

(4)  Conversion of Notes Payable

     In February 2001, a note payable, with principal and interest of $945,000, was converted into 328,123 shares of Series E preferred stock and 172,921 warrants in accordance with the Series E preferred stock purchase agreement. As described in note 6(b), the conversion of this note resulted in an extraordinary loss of $404,000.

     In May 2001, a note payable, with principal and interest of $526,000, was converted into 1,625,064 shares of Series F preferred stock in accordance with the Series F preferred stock purchase agreement.

(5)  Long-Term Debt

     Long-term debt as of December 31, 2001, consists of a note payable due to a vendor in the principal amount of $150,000 bearing interest at 5% per annum. Interest payments are due annually. Principal and any accrued and unpaid interest are payable upon the earlier of June 14, 2003, or a firm commitment underwritten public offering.

(6)  Stockholders' Deficit

     (a)  Redeemable Convertible Preferred Stock and Warrants

          Redeemable convertible preferred stock and warrants outstanding as of December 31, 2001 are as follows:

                        Shares      Issued and     Liquidation     Carrying
                      designated    outstanding    preference       Value
                     ------------  ------------- --------------  -----------
           Series:
              A        2,040,000     2,040,000     $ 102,000       $ 555,000
              B        2,200,000     2,200,000       220,000       1,082,000
              C       20,000,000    19,882,358     2,783,000      13,444,000
              D       16,000,000    15,407,936     3,390,000      15,771,000
              E       14,100,000     7,613,474     4,416,000       8,755,000
              F       62,000,000    59,339,723    57,559,000      26,229,000
          Warrants             -             -             -      18,096,000
                     ------------  ------------- --------------  ------------
                     116,340,000   106,483,491   $68,470,000     $83,932,000
                     ============  ============= =============== ============

          The rights, preferences, and privileges of the holders of Series A, B, C, D, E, and F preferred stock are as follows:

          o Dividends are noncumulative and payable only upon declaration by the Company's Board of Directors at a rate of $0.0125, $0.025, $0.034, $0.053, $0.144 and $0.026 per share for Series A, B, C,
               D, E, and F preferred stock, respectively. If, after dividends in the full preferential amount have been paid to the holders of Series A, B, C, D, E and F preferred stock, the Board of Directors declares additional dividends, then such additional dividends shall be declared on the common and preferred stock on a pro rata basis. No dividends shall be paid with respect to the preferred stock unless the payment of such dividends and the amount thereof has been approved by the holders of at least two-thirds (2/3) of the shares of Series F preferred stock then outstanding.

          o The holders of Series A, B, C, D, E and F preferred stock have a liquidation preference of $0.05, $0.10, $0.14, $0.22, $0.58 and
               $0.97 per share, respectively, plus any declared but unpaid dividends. The holder of each share of Series F preferred stock is entitled to be paid prior and in preference to the holders of Series A, B, C, D, and E preferred stock.

          o    Each share of  preferred  stock is  convertible  at any time into
               common  stock  on  a  one-for-one   basis,   subject  to  certain
               antidilution provisions. Each share of preferred stock automatically converts upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement in which the public offering price is not less than $30,000,000 in the aggregate, or upon receipt by the Company of the written consent of both (A) holders of more than 50% of the outstanding shares of Series A, B, C, D, and E preferred stock, voting together as a single class and on an as converted basis, and (B) holders of at least two-thirds (2/3) of the outstanding shares of the Series F preferred stock.

          o The holders of preferred stock have voting rights equal to common stock on an "as-if-converted" basis.

          o If, at any time, the Company issues or sells shares of common stock for an effective price that is less than the conversion price for a series of preferred stock in effect immediately prior to such issue or sale, then, and in each such case, the conversion price for such series of preferred stock shall be reduced in accordance with an agreed-upon formula.

          o On or after May 25, 2004, the Company is required to redeem, upon written notice from the holders of at least two-thirds (2/3) of the issued and outstanding shares of Series F preferred stock, all of the shares of Series F preferred stock outstanding. At any time after May 25, 2004, the Company is required to redeem, at the option of any holder of at least 1,000,000 shares of Series A, B, C, D, and E preferred stock, all or any portion of the holder's shares. The redemption price is equal to the liquidation price plus all declared and unpaid dividends on the shares of preferred stock.

     (b)  Note and Warrant Purchase Agreements

          On July 11, 2000 and November 9, 2000, the Company signed and issued $15,000,000 of convertible promissory notes to existing stockholders under two separate note and warrant purchase agreements. The notes bore interest at 9% per annum and were due within a year of the date of issuance. The notes were convertible into shares upon the earliest of the following conversion events:

          o In a $10,000,000 private equity financing, the notes would convert to the shares sold in the financing at the price per share of the stock issued in the financing.

          o In a $10,000,000 initial public offering (IPO), the notes would convert to common stock at a price per share equal to 75% of the mid-point of the filing range.

          o In an acquisition, the shares would convert to common stock at a price per share equal to 75% of the fair market value per share of the consideration received in the acquisition.

          Upon the occurrence of a conversion event set forth above, the noteholders receive warrants for shares equal to 20% (coverage percentage) of the notes outstanding divided by the conversion price per share. The warrants are exercisable at $0.01 per share and have a term of five years from the date of the respective agreements and the coverage percentage would increase in 5% increments until a conversion event occurred.

          Under the Series E preferred stock purchase agreement, with the purchase of each share of Series E redeemable convertible preferred stock, stockholders receive a warrant to purchase an additional 0.527 shares of Series E preferred stock. The warrant is exercisable for $0.01 per share and has a term of five years from the date of issuance.

          On April 9, 2001 and May 9,  2001,  the  Company  signed  and  issued,
          $1,800,000 of convertible promissory notes, to new and existing shareholders under a note and warrant purchase agreement. The notes bear interest at 9% per annum and were due within a year of the date of issuance. Under the agreement, upon the closing of a $13,000,000 private equity financing or an acquisition (as defined in the agreement), whichever occurs first, noteholders receive warrants for shares equal to 20% (coverage percentage) of the notes outstanding divided by the conversion price per share. The warrants are exercisable at $0.01 per share and have a term of five years form the date of the agreement.

          In May and August 2001, the Company closed its Series F preferred stock round of financing. In total, the Company issued 59,339,723 shares of Series F redeemable convertible preferred stock and 1,731,286 warrants for Series F preferred stock in exchange for cash of $16,853,000 and conversion of notes payable and accrued interest of $2,341,000. The Company has recorded $7.8 million of accretion expense to reflect the current redemption value.

     (c)  Warrants

          On September 15, 1999, the Company issued a warrant in exchange for services provided in connection with the Company's Series D preferred stock financing. The warrant entitles the holder to purchase up to 301,719 shares of the Company's Series D preferred stock at a price of $1.065 per share. The warrant must be exercised before the earliest to occur of (a) the closing of an acquisition of the Company; (b) the closing of the Company's IPO; or (c) the expiration date of September 15, 2004. The $183,000 fair value of the warrants issued was calculated using the Black-Scholes option-pricing model, using $1.065 as the fair value of the underlying redeemable convertible preferred stock, and the following assumptions: no dividends; contractual life of five years; risk-free interest rate of 5.94%; expected volatility of 60%. This amount has been recorded as the warrant value and has been periodically accreted to the carrying value of redeemable convertible preferred stock so that the carrying value of preferred stock equaled its redemption value on December 31, 2001.

          On December 19, 2000, the Company issued warrants in connection with the Company's Series E preferred stock financing. The warrants entitle the Series E preferred stockholders to purchase up to 6,000,758 shares of the Company's Series E preferred stock at a price of $0.01 per share. The warrants expire on December 19, 2005. The $16,117,000 fair value of the warrants was calculated using the Black-Scholes option-pricing model, using $1.89 as the fair value of the underlying redeemable convertible preferred stock, and the following assumptions: no dividends; contractual life of five years; risk-free interest rate of 6.5%; and expected volatility of 70%.

          On February 16, 2001, the Company issued warrants in connection with the Company's Series E preferred stock financing. The warrants entitle the Series E preferred stockholders to purchase up to 387,207 shares of the Company's Series E preferred stock at a price of $0.01 per share. The warrants expire on February 16, 2006. The $729,000 fair value of the warrants was calculated using the Black-Scholes option-pricing model, using $1.89 as the fair value of the underlying redeemable convertible preferred stock, and the following assumptions: no dividends; contractual life of five years; risk-free interest rate of 5.09%; and expected volatility of 95%. As described in note 6(b) the fair value was used to determine the extraordinary loss on the extinguishment of debt.

          On May 25, 2001, in connection with the close of Series F preferred stock financing as described in note 6(b), the Company issued warrants in accordance with the Company's note and warrant purchase agreement dated April 9, 2001, as amended on May 9, 2001. The warrants entitle the noteholders to purchase up to 1,731,286 shares of the Company's Series F preferred stock at a price of $0.01 per share. The warrants expire on May 25, 2006. The $549,000 fair value of the warrants was calculated using the Black-Scholes option-pricing model, using $0.32 as the fair value of the underlying redeemable convertible preferred stock, and the following assumptions: no dividends; contractual life of five years; risk-free interest rate of 5.49%; and expected volatility of 95%. The fair value was accounted for as a reduction in the carrying value of the Series F preferred stock.

          On June 14, 2001, the Company issued fully vested purchase warrants to a vendor. The warrants entitle the vendor to purchase 25,000 shares of common stock at an exercise price of $0.01 per share. The warrants expire on June 14, 2006. The $114,000 fair value of the warrants was calculated using the Black-Scholes option-pricing model, using $0.30 as the fair value of the underlying common stock, and the following assumptions: no dividends; contractual life of five years; risk-free interest rate of 5.22%; and expected volatility of 95%. The fair value was recorded as issuance costs of Series E preferred stock.

     (d)  1996 Equity Incentive Plan

          In 1996,  the  Company  adopted the 1996  Equity  Incentive  Plan (the
          Plan), as amended on June 8, 2001, pursuant to which incentive stock options and nonstatutory stock options may be granted to employees and consultants of the Company. The exercise price for incentive stock options is at least 100% of the fair market value on the date of grant for employees owning less than 10% of the voting power of all classes of stock and at least 110% of the fair market value on the date of grant for employees owning more than 10% of the voting power of all classes of stock. For nonstatutory stock options, the exercise price is at least 110% of the fair market value on the date of grant for employees owning more than 10% of the voting power of all classes of stock and at least 85% for employees owning less than 10% of the voting power of all classes of stock. Options generally expire in 10 years; however, they may be limited to 5 years if the optionee owns stock representing more than 10% of the Company. Vesting periods are determined by the Company's Board of Directors and generally provide for ratable vesting over 4 years. As of December 31, 2001, 20,636,170 shares of common stock were reserved for issuance under the Plan, and 9,837,678 shares were available for grants.

     (e)  Stock-Based Compensation

          The Company uses the intrinsic-value method in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost has been recognized for any of its stock options granted or restricted stock sold because the exercise price of each option or purchase price of each share of restricted stock equaled or exceeded the fair value of the underlying common stock as of the grant date for each stock option or purchase price of each restricted stock share, except for 860,800 shares of restricted stock sold in 1997 and stock options granted from January 1, 1999 through December 31, 2000. With respect to the stock options granted from January 1, 1999 to December 31, 2000, the Company recorded deferred stock compensation of $10,705,000 for the difference at the grant or issuance date between the exercise price of each stock option granted and the fair value of the underlying common stock. This amount is being amortized on an accelerated basis over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Amortization of the December 31, 2001, balance of deferred stock-based compensation for fiscal 2002, 2003, and 2004 would approximate $955,000, $305,000, and $8,000, respectively.

          Had compensation cost been determined in accordance with SFAS No. 123 for the Company's stock-based compensation plan and net loss for the year ended December 31, 2001 would have been as follows:

                  As reported                   $ 24,133,000
                  Pro forma                       27,521,000

          The weighted-average estimated fair value of employee stock options granted during fiscal 2001, with exercise prices equivalent to the market price of the Company's common stock at the date of grant was $0.05 per share.

          The fair value of each option was estimated on the date of grant using the minimum-value method of the Black-Scholes model for the year ended December 31, 2001, with the following weighted-average assumptions: no dividends; risk-free interest rate of 4.75%; and expected life of 3.5 years.

     (f)  Restricted Common Stock and Stock Options

          The Company has 575,740, 167,055, and 37,500 additional shares of restricted stock outstanding subject to repurchase at $0.18, $0.50, and $2.88, respectively, per share as of December 31, 2001. These shares were sold to officers in 1998 and 2000, at fair value, and vest over a four-year period.

          Stock option activity is presented below:

                                                                    Weighted
                                                                    Average
                                                   Number of        Exercise
                                                    options          Price
                                                  -----------     -------------
          Outstanding, beginning of year           6,117,233         $ 3.24

          Granted                                  9,562,278           0.04
          Exercised                                  (70,756)          0.33
          Canceled                                (7,547,729)          1.70
                                                  -----------
          Outstanding, end of year                 8,061,026           0.91
                                                  ===========
          Exercisable, end of year                 2,318,644           1.10
                                                  ===========

     Information regarding the stock options outstanding as of December 31, 2001 is summarized below:


                      Options outstanding                Options exercisable
            ---------------------------------------  ---------------------------
                           Weighted-
                            average      Weighted                    Weighted
             Number of     remaining      average        Number        average
  Exercise    Options     contractual    exercise         of         exercise
   prices    outstanding  life (years)    price         options        price
  --------  ------------- ------------  -----------  ------------- -------------

  $ 0.03     5,802,012       9.48        $ 0.03       1,328,699       $ 0.03
    0.06        45,318       5.87          0.06          45,318         0.06
    0.13        20,750       5.94          0.13          20,750         0.13
    0.18       677,619       7.30          0.18         409,254         0.18
    0.50       106,729       8.04          0.50          54,176         0.50
    1.78       872,258       8.96          1.78         252,700         1.78
    2.00        26,000       8.07          2.00          12,457         2.00
    2.88        60,200       8.23          2.88          34,775         2.88
   11.48       450,140       8.58         11.48         160,515        11.48

          -------------                            -------------
             8,061,026       9.13          0.91       2,318,644         1.10
          =============                            =============


(7)  Lease Commitments

     The Company leases its facilities under operating leases that expire at various dates through 2007. Minimum rental commitments under all noncancelable leases with an initial term in excess of one year are payable as follows:

            Years ending                                Operating
            December 31,                                  Leases
      -------------------------                    ---------------------
                2002                                   $ 3,885,000
                2003                                     3,881,000
                2004                                     3,168,000
                2005                                     2,875,000
                2006                                     2,954,000
                Thereafter                                 744,000
                                                   ---------------------

                Total minimum lease payments            17,507,000
                Less minimum sublease income               493,000
                                                   ---------------------
                Net minimum lease payments            $ 17,014,000
                                                   =====================

     Operating lease rental expense for the year from continuing operations:

            Minimum rentals                           $  3,848,000
            Sublease income                             (2,363,000)
                                                   ---------------------
                Net rental expense                    $  1,485,000
                                                   =====================

     During fiscal 2000, the Company invested $1,249,000 in a certificate of deposit as security for a letter of credit issued to a lessor in connection with a facility lease agreement. This letter of credit expires on March 31, 2006. Accordingly, this restricted cash amount has been included in other long-term assets as of December 31, 2001.

     A third party subleases office space at the Company's headquarters. The sublease term is from June 30, 2000 through March 31, 2002. Monthly rent is $161,000 per month until April 1, 2001 and $164,000 per month thereafter.

(8)  Related Party Transaction

     During fiscal year 2001, the Company recognized revenue on sales of software licenses and professional services to a stockholder in the amount of $344,000.

(9)  Income Taxes

     The Company has not recognized income tax expense for the year ended December 31, 2001. The Company's pretax loss from operations for the year ended consisted of a loss of $21,799,000 and $662,000 from domestic and foreign locations respectively.

     The reconciliation of the Company's income tax expense for the year ended December 31, 2001, to the tax benefit computed using the federal statutory rate of 35% is as follows:

        Federal income tax benefit at the statutory rate           $ (7,862,000)
        Deferred stock-based compensation                               717,000
        State taxes, net of federal benefit                            (701,000)
        Change in valuation allowance                                 8,562,000
        Other                                                          (683,000)
                                                                   -------------
                                                                   $           -
                                                                   =============

     As of December 31, 2001 the types of temporary differences that give rise to deferred tax assets and liabilities are set forth below:

        Deferred tax assets:
           Accruals and reserves                                 $ 2,112,000
           Depreciation and amortization                             345,000
           Net operating loss and credit carryforwards            23,604,000
                                                                 ------------
                 Gross deferred tax assets                        26,061,000

           Valuation allowance                                   (26,061,000)
                                                                 ------------

                 Total deferred tax assets                       $         -
                                                                 ============

     Management has established a valuation allowance for the portion of deferred tax assets for which realization is uncertain. The net change in the total valuation allowance for deferred tax assets for the year ended December 31, 2001 was $8,562,000.

     As of December 31, 2001, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $60,130,000 and $29,934,000, respectively, available to reduce future income subject to income taxes. The federal net operating loss carryforwards expire beginning in 2011 and 2021. The California net operating loss carryforwards expire beginning in 2003 through 2010.

     As of December 31, 2001 the Company has research and other credit carryforwards for federal and California income tax purposes of approximately $519,000 and $480,000, respectively, available to reduce future income taxes. The federal research credit carryforwards expire in 2021.

     The Internal Revenue Service code of 1986 substantially restricts the ability of a corporation to utilize existing net operating losses in the event of an "ownership change" of the Company. If such ownership changes occur, utilization of the net operating losses will be subject to an annual limitation in future years.

(10) Restructuring and Other Charges

                                                   Asset
                                                Impairments
                                                and Loss on
                                                  Sale of         Severance
                                                  Certain            and           Abandonment
                                                   Assets          Benefits          Charges            Total
                                                ------------     ------------     -------------     -------------
        Balance as of December 31, 2000         $         -       $        -      $          -      $          -
        Net charge to operating expense           1,372,000          212,000         3,933,000         5,517,000
        Cash paid                                         -         (212,000)                -          (212,000)
        Asset impairment and loss on sale
          of certain assets applied              (1,372,000)               -                 -        (1,372,000)
                                                ------------     ------------     -------------     -------------
        Balance as of December 31, 2001         $         -       $        -      $  3,933,000      $  3,933,000
                                                ============     ===========      =============     =============


     In May 2001, the Company implemented a restructuring plan that included a reduction in headcount of 20 employees, and the outsourcing of hosting operations to a third party vendor. The Company recorded $212,000 in termination related benefits associated with its restructuring plan. All of these termination related benefits were paid during 2001.

     In September 2001, in connection with the sale of FusionDM, the Company recorded lease abandonment costs of $1,081,000 for the leased facilities not sold to the third party. These costs include the remaining lease liabilities and brokerage fees stated at actual cost reduced by estimated sublease income.

     In December 2001, the Company recorded lease abandonment costs of $3,933,000 related to the abandonment of its facilities in Mountain View, California and San Francisco, California. These costs include remaining lease liabilities and brokerage fees stated at actual cost reduced by estimated sublease income. The estimated costs of abandoning these leased facilities, including estimated costs to sublease, were based on market information trend analyses. Actual future cash requirements and lease abandonment costs may differ materially from the accrual as of December 31, 2001, particularly if actual sublease income is significantly different from current estimates. In addition, the Company recorded $1,027,000 to write-off abandoned leasehold improvements and furniture related to the abandoned leased facilities noted above and a $345,000 loss on the sale of computer equipment related to the outsourcing of hosting operations to a third party vendor.

(11) Discontinued Operations

     On September 24, 2001, the Company sold certain assets and liabilities of its subsidiary, FusionDM, Inc., to a third party in exchange for $1,500,000 in cash and future earnouts. The operations of FusionDM ceased on September 24, 2001 and have been segregated and reported as discontinued operations. The loss from operations of FusionDM up to June 26, 2001 (measurement date) was $80,000. The measurement date was determined at the date that the Company's management formally committed to selling FusionDM. The loss on disposal of FusionDM was $1,188,000 and consisted of the carrying value of net assets in excess of the $1,500,000 proceeds from the sale of FusionDM, expenses related to the sale, and an operating loss of $666,000 for the period June 26, 2001 to September 24, 2001.

(12) Segment Information

     The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     The Company operates in one segment, Internet marketing solutions. The Company markets its products in the United States and in foreign countries through its direct sales force. The Company's chief operating decision maker evaluates resource allocation decisions and the performance of the Company based upon the Company's performance on a consolidated basis and does not receive financial information about expense allocations on a disaggregated basis by product or customer location.

                                                          2001
                                                          ----
     Revenues:
        United States.............................   $11,688,000
        International.............................       904,000
                                                     -----------
          Total...................................   $12,592,000
                                                     ===========

     All of the Company's long lived assets are in the United States.

     During the year ended December 31, 2001, no single customer accounted for more than 10% of total revenues. The international revenues were derived primarily from sales in Belgium, Germany, Netherlands, Sweden and England.

(13) Subsequent Events

     On October 2, 2002, the shareholders of the Company signed an agreement to sell their shares in the Company to a wholly-owned subsidiary of Pivotal Corporation, a British Columbia, Canada, corporation. The transaction closed on October 23, 2002.

                           MARKETFIRST SOFTWARE, INC.
                                 AND SUBSIDIARY


                  Condensed Consolidated Financial Statements

                                  (Unaudited)

                           MARKETFIRST SOFTWARE, INC.
                                 AND SUBSIDIARY
                      Condensed Consolidated Balance Sheets
                    September 30, 2002 and December 31, 2001
                                   (Unaudited)

                                              September 30,        December 31,
Assets                                            2002                2001
                                             ---------------     --------------
Current assets:
  Cash and cash equivalents                  $    3,535,000      $   12,590,000
  Accounts receivable                             1,373,000           2,163,000
  Prepaid expenses and other                        738,000             525,000
                                             ---------------     --------------
       Total current assets                       5,646,000          15,278,000
Property and equipment, net                       1,417,000           1,819,000
Deposits and other assets                            97,000           1,354,000
                                             ---------------     --------------
       Total assets                          $    7,160,000      $   18,451,000
                                             ===============     ==============

Liabilities, Redeemable Convertible
Preferred Stock and Warrants, and Stockholders'
Deficit

Current liabilities:
  Accounts payable                                  987,000           1,320,000
  Accrued liabilities                             1,930,000           2,940,000
  Restructuring liabilities                       1,349,000           3,933,000
  Other Liabilities                                      --           1,080,000
  Deferred revenue                                1,502,000           1,754,000
                                             ---------------     --------------
       Total current liabilities                  5,768,000          11,027,000
Long-term debt                                      150,000             150,000
                                             ---------------     --------------
       Total liabilities                          5,918,000          11,177,000
                                             ---------------     --------------
Commitments
  Redeemable convertible preferred
  stock and warrants                             93,698,000          83,932,000
Stockholders' deficit:
  Common stock                                        6,000               6,000
  Additional paid-in capital                     18,850,000          18,850,000
  Deferred stock-based compensation               ( 480,000)         (1,268,000)
  Notes receivable from stockholders                     --            (164,000)
  Accumulated other comprehensive loss              (14,000)            (13,000)
  Accumulated deficit                          (110,818,000)        (94,069,000)
                                             ---------------     --------------
       Total stockholders' deficit              (92,456,000)        (76,658,000)
                                             ---------------     --------------

       Total liabilities, redeemable
       convertible preferred stock
       and warrants and stockholders'
       deficit                               $    7,160,000      $   18,451,000
                                             ===============     ===============

See accompanying notes to condensed consolidated financial statements.

                           MARKETFIRST SOFTWARE, INC.
                                 AND SUBSIDIARY
                 Condensed Consolidated Statements of Operations
       For the nine months ended September 30, 2002 and September 30, 2001
                                   (Unaudited)

                                                    2002               2001
                                               ----------------   --------------
Revenues:
   Hosting                                     $    1,758,000     $   3,511,000
   Licenses                                         1,711,000         3,191,000
   Professional services                            3,021,000         2,796,000
                                               ----------------   --------------
        Total revenues                              6,490,000         9,498,000
                                               ----------------   --------------
Cost of revenues:
   Hosting                                          1,227,000         2,059,000
   Licenses                                           174,000           433,000
   Professional services                            1,672,000         2,361,000
   Stock-based compensation                           196,000           372,000
                                               ----------------   --------------
        Total cost of revenues                      3,269,000         5,225,000
                                               ----------------   --------------
        Gross profit                                3,221,000         4,273,000
                                               ----------------   --------------
Operating expenses:
   Research and development                         2,907,000         3,609,000
   Sales and marketing                              4,673,000        10,712,000
   General and administrative                       1,270,000         3,269,000
   Stock-based compensation                           591,000         1,459,000
   Restructuring charges                              824,000           558,000
                                               ----------------   --------------
        Total operating expenses                   10,265,000        19,607,000
                                               ----------------   --------------
        Operating loss                             (7,044,000)      (15,334,000)
Interest and other income (expense), net               86,000            26,000
                                               ----------------   --------------
        Net loss before extraordinary item         (6,958,000)      (15,308,000)
Extraordinary item                                         --          (404,000)
                                               ----------------   --------------
        Net loss before discontinued operations    (6,958,000)      (15,712,000)
                                               ----------------   --------------
Discontinued operations:
   Loss from operations of FusionDM                        --           (80,000)
   Loss on disposal of FusionDM                            --        (1,188,000)
                                               ----------------   --------------
        Net loss                                   (6,958,000)      (16,980,000)
Accretion on redeemable convertible
preferred stock                                    (9,791,000)       (4,595,000)
                                               ----------------   --------------
        Net loss attributable to common
        stockholders                           $  (16,749,000)    $ (21,575,000)
                                               ================   ==============



See accompanying notes to condensed consolidated financial statements.

                              MARKETFIRST SOFTWARE, INC.
                                   AND SUBSIDIARY
                    Condensed Consolidated Statements of Cash Flows
                      For the nine months ended September 30, 2002
                               and September 30, 2001
                                   (Unaudited)

                                                                                             2002               2001
                                                                                       -----------------   ---------------
Cash flows from operating activities:
   Net loss                                                                            $    (6,958,000)    $  (16,980,000)
   Adjustments to reconcile net loss to net cash used in operating activities:
             Loss from operations of FusionDM                                                       --             80,000
             Loss on disposed FusionDM                                                              --            842,000
             Provision for allowance for bad debts                                            (247,000)                --
             Depreciation and amortization                                                     460,000          1,244,000
             Restructuring charges                                                             824,000            445,000
             Amortization of stock-based compensation                                          787,000          1,831,000
             Loss from sales of property and equipment                                              --            359,000
             Extraordinary loss from extinguishments of debts                                       --            404,000
             Changes in operating assets and liabilities:
                 Accounts receivable                                                         1,037,000            298,000
                 Other assets                                                                    7,000           (192,000)
                 Restructuring liability                                                    (3,148,000)                --
                 Other liabilities                                                          (1,080,000)                --
                 Prepaid expenses and other assets                                            (213,000)           207,000
                 Accounts payable and accrued liabilities                                   (1,477,000)           289,000
                 Deferred revenue                                                             (252,000)           241,000
                                                                                       -----------------   ---------------
             Net cash used in operating activities                                         (10,260,000)       (10,932,000)
                                                                                       -----------------   ---------------
Cash flows from investing activities:
   Purchase of property and equipment                                                          (58,000)          (492,000)
   Proceeds from sale of discontinued operations                                                    --          1,500,000
   Deposits and other assets                                                                 1,250,000           (305,000)
                                                                                       -----------------   ---------------
             Net cash (used in) provided by investing activities                             1,192,000            703,000
                                                                                       -----------------   ---------------
Cash flows from financing activities:
   Net proceeds from sale of redeemable convertible preferred stock and warrants                    --         16,853,000
   Proceeds from issuance of notes payable                                                          --          1,950,000
   Repayment of stockholder notes receivable                                                     9,000                 --
   Exercise of stock options                                                                     4,000             17,000
                                                                                       -----------------   ---------------
             Net cash provided by financing activities                                          13,000         18,820,000
                                                                                       -----------------   ---------------
Net cash flows used in discontinued operations                                                      --           (911,000)
                                                                                       -----------------   ---------------
           Net (decrease) increase in cash and cash equivalents                             (9,055,000)         7,680,000
Cash and cash equivalents at beginning of year                                              12,590,000          6,619,000
                                                                                       -----------------   ---------------
Cash and cash equivalents at end of year                                               $     3,535,000     $   14,299,000
                                                                                       =================   ===============



See accompanying notes to condensed consolidated financial statements.

            Notes to the Condensed Consolidated Financial Statements



(1)  Summary of Significant Accounting Policies

     (a)  Organization

     MarketFirst Software, Inc. and its subsidiary (the Company) provide a comprehensive software and hosted e-marketing solution that enables organizations to execute interactive marketing campaigns over the Internet. The MarketFirst solution is comprised of four core components: an e-marketing software platform; software modules for e-marketing campaigns called solutions; a hosted service; and strategic e-marketing consulting and implementation services.

     The  Company  was   incorporated  in  Delaware  on  August  8,  1996,  with
     headquarters in Mountain View, California.

     (b)  Principles of Consolidation

     The consolidated financial statements include the accounts of MarketFirst Software, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

     (c)  Revenue Recognition

     The Company obtains revenue from software hosting services, software license fees, and professional services, including consulting services and maintenance and support. The Company accounts for software license and maintenance and support fees in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. The fair value of consulting services and maintenance and support has been determined based on the price charged when these elements are sold separately. License revenue is recorded under the residual method described in SOP 98-9 for arrangements in which licenses are sold with these elements.

     Revenue from license fees is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, acceptance is certain, the fee is fixed or determinable, and collection is probable. The Company's consulting services do not involve significant production, customization, or modification of the Company's software products. In situations where the Company is providing hosting, software license revenue is only recognized if the customer has the right to take possession of the software and host the application on its own or with another hosting vendor without substantial cost or penalty. If the customer does not have the right to take possession of the software, then the fees related to the arrangement are deferred and recognized ratably over the hosting term, typically 6 to 12 months. The Company earns additional fees when a customer exceeds a specified usage limit. These fees are recorded in the period in which the customer incurs the fee; however such fees have been immaterial to date. Initial set-up fees are deferred and amortized over the hosting term.

     Software maintenance and support fees (which are recorded in professional services) are recognized ratably over the term of the maintenance and support period. Revenue from professional services consists of consulting services and is comprised primarily of time and materials arrangements. Revenue from professional services contracts is recognized as services are rendered.

     Deferred revenue includes amounts billed to customers for which revenues have not been recognized and generally results from the following: (1) deferred maintenance and support; (2) hosting set-up fees; (3) consulting services not yet rendered; and (4) situations in which collection is not considered probable at the outset of the arrangement.

            Notes to the Condensed Consolidated Financial Statements



(2)  Related Party Transaction

     During the nine months ended September 30, 2002 and nine months ended September 30, 2001, the Company recognized revenue on sales of software licenses and professional services to a stockholder in the amount of $383,000 and $212,000, respectively.

(3)  Restructuring

                                                                        Lease
                                                 Severance and       Abandonment
                                                   Benefits            Charges            Total
                                               ------------------ ------------------ ----------------
       Balance as of December 31, 2001           $        -           3,933,000         3,933,000
       Net charge to operating expense              668,000             156,000           824,000
       Cash paid                                   (436,000)         (1,723,000)       (2,159,000)
       Reclassification of lessee deposits                -          (1,249,000)       (1,249,000)
                                               ------------------ ------------------ ----------------
       Balance as of September 30, 2002          $  232,000           1,117,000         1,349,000
                                               ================== ================== ================

     During February and July 2002, the Company further reduced its headcount to align its expenses and revenue levels. The Company's actions resulted in severance and benefits charges of $668,000 for the CEO and 30 employees. At September 30, 2002, the Company expects the remaining cash expenditures will be made by April 2003.

     In conjunction with the head count reductions, the Company evaluated the facility needs for the remaining employees. The Company was able to negotiate a settlement with its landlord that required the Company to surrender certain lease deposits as well as a one time settlement payment. An additional restructuring charge of $156,000 was recorded for this settlement.

(4)  Discontinued Operations

     On September 24, 2001, the Company sold certain assets and liabilities of its subsidiary, FusionDM, Inc., to a third party in exchange for $1,500,000 in cash and future earnouts. The operations of FusionDM ceased on September 24, 2001 and have been segregated and reported as discontinued operations. At December 31, 2000, the value of FusionDM's assets and liabilities that was included in net assets of discontinued operations on the balance sheet was $5,766,000 and $4,354,000 respectively. The loss from operations of FusionDM up to June 26, 2001 (measurement date) was $80,000. The measurement date was determined as the date that the Company's management formally committed to selling Fusion DM. The loss on disposal of FusionDM was $1,188,000 and consisted of the carrying value of net assets in excess of the $1,500,000 proceeds from the sale of FusionDM, expenses related to the sale, and an operating loss of $666,000 for the period June 26, 2001 to September 24, 2001.

(5)  Subsequent Events

     On October 2, 2002, the shareholders of the Company signed an agreement to sell their shares in the Company to a wholly-owned subsidiary of Pivotal Corporation, a British Columbia, Canada, corporation. The transaction closed on October 23, 2002.

                               PIVOTAL CORPORATION
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                      (Expressed in United States dollars.
                 All amounts in thousands except per share data)
                                   (Unaudited)


                                                                                          September 30, 2002
                                                                    -----------------------------------------------------
                                                                    Historical     Historical    Pro Forma       Pro Forma
                                                                     Pivotal       MarketFirst   Adjustments      Combined
                                                                    -----------   ------------   -----------     ---------
ASSETS
Current Assets
 Cash and cash equivalents                                             15,781            310       (265)(a)         15,826
 Short-term investments                                                14,505          3,225                        17,730
 Restricted cash                                                        1,477              -                         1,477
 Accounts receivable                                                    8,007          1,373      1,233 (b)         10,613
 Prepaid expenses and other                                             2,945            738       (675)(b)          3,008
                                                                    -----------   ------------   -------          ---------
 Total current assets                                                  42,715          5,646        293             48,654

Property and equipment, net                                             3,783          1,417     (1,309)(b)          3,891
Goodwill                                                                7,308              -      3,549 (c)         10,857
Acquired intangibles                                                      236              -                           236
Other assets                                                            1,587             97                         1,684
                                                                    -----------   ------------   -------          ---------
Total assets                                                           55,629          7,160      2,533             65,322
                                                                    ===========   ============   =======          =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts payable and accrued liabilities                              13,707          2,917      3,456(b)          20,080
 Current portion of accrued restructuring costs                         1,554          1,349                         2,903
 Deferred revenue                                                      10,926          1,502                        12,428
 Current portion of obligations under capital
   leases and long-term debt                                              328              -                           328
                                                                    -----------   ------------   -------          ---------
 Total current liabilities                                             26,515          5,768      3,456             35,739

Non-current portion of accrued restructuring costs                      2,851              -                         2,851
Non-current portion of obligations under capital
  leases and long-term debt                                               143            150                           293
                                                                    -----------   ------------   -------          ---------
Total liabilities                                                      29,509          5,918      3,456             38,883

Shareholders' equity                                                   26,120          1,242       (923)(a),(d)     26,439
                                                                    -----------   ------------   -------          ---------
Total liabilities and shareholders' equity                             55,629          7,160      2,533             65,322
                                                                    ===========   ============   =======          =========



See notes to unaudited pro forma condensed combined financial statements.

                                                        PIVOTAL CORPORATION
                                        PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                        (Expressed in United States dollars. All amounts in thousands except per share data)
                                                             (Unaudited)



                                                                Three months ended September 30, 2002
                                                  -----------------------------------------------------------------
                                                    Historical        Historical        Pro Forma        Pro Forma
                                                      Pivotal         MarketFirst      Adjustments        Combined
                                                   ------------      ------------      -----------       ----------
Revenues:
  License                                              3,215                167                             3,382
  Services and maintenance                             9,092              1,430                            10,522
                                                   ------------      ------------      -----------       ----------
   Total revenues                                     12,307              1,597                -           13,904
                                                   ------------      ------------      -----------       ----------
Cost of revenues:
  License                                                247                115                               362
  Services and maintenance                             5,346                838                             6,184
  Stock based compensation                                 -                 53                                53
                                                   ------------      ------------      -----------       ----------
   Total cost of revenues                              5,593              1,006                -            6,599
                                                   ------------      ------------      -----------       ----------
Gross profit                                           6,714                591                -            7,305
                                                   ------------      ------------      -----------       ----------
Operating expenses:
  Sales and marketing                                  9,056              1,384                            10,440
  Research and development                             3,991                629                             4,620
  General and administrative                           2,030                563                             2,593
  Restructuring costs and other charges                    -               (420)                             (420)
  Stock based compensation                                 -                159                               159
  Amortization of goodwill and intangible
    assets                                                 -                  -                                 -
                                                   ------------      ------------      -----------       ----------
   Total operating expenses                           15,077              2,315                -           17,392
                                                   ------------      ------------      -----------       ----------
Loss from operations                                  (8,363)            (1,724)               -          (10,087)

Interest and other income (loss)                        (289)                14                              (275)
                                                   ------------      ------------      -----------       ----------
Loss before income taxes                              (8,652)            (1,710)               -          (10,362)

Income taxes                                             163                  -                -              163
                                                   ------------      ------------      -----------       ----------
Loss from continuing operations                       (8,815)            (1,710)               -          (10,525)
                                                   ============      ============      ===========       ==========
Loss from continuing operations per share:
  Basic and diluted                                    (0.36)                                               (0.42)

Weighted average number of shares used
 to calculate loss from continuing operations
 per share:
   Basic and diluted                                  24,316                                 725 (a)       25,041




See notes to unaudited pro forma condensed combined financial statements.


                                                               PIVOTAL CORPORATION
                                              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                               (Expressed in United States dollars. All amounts in thousands except per share data)
                                                                   (Unaudited)



                                                                         Year ended June 30, 2002
                                                  -----------------------------------------------------------------
                                                    Historical        Historical        Pro Forma        Pro Forma
                                                      Pivotal         MarketFirst      Adjustments        Combined
                                                   ------------      ------------      -----------       ----------
Revenues:
  License                                             29,282              4,324                             33,606
  Services and maintenance                            40,334              6,698                             47,032
                                                   ------------      ------------      -----------       ----------
   Total revenues                                     69,616             11,022                -            80,638
                                                   ------------      ------------      -----------       ----------
Cost of revenues:
  License                                             1,956                416                              2,372
  Services and maintenance                            22,331              4,558                             26,889
  Stock based compensation                                 -                339                                339
                                                   ------------      ------------      -----------       ----------
   Total cost of revenues                             24,287              5,313                -            29,600
                                                   ------------      ------------      -----------       ----------
Gross profit                                          45,329              5,709                -            51,038
                                                   ------------      ------------      -----------       ----------
Operating expenses:
  Sales and marketing                                 41,417              8,947                             50,364
  Research and development                            16,963              4,520                             21,483
  General and administrative                          12,820              3,431                             16,251
  Restructuring costs and other charges               53,576              5,561                             59,137
  Stock based compensation                                 -                918                                918
  Amortization of goodwill and intangible assets      16,157                  -                             16,157
                                                   ------------      ------------      -----------       ----------
   Total operating expenses                          140,933             23,377                -           164,310
                                                   ------------      ------------      -----------       ----------
Loss from operations                                 (95,604)           (17,668)               -          (113,272)

Interest and other income (loss)                          45                (81)                               (36)
                                                   ------------      ------------      -----------       ----------
Loss before income taxes                             (95,559)           (17,749)               -          (113,308)

Income taxes                                             386                  -                -               386
                                                   ------------      ------------      -----------       ----------
Loss from continuing operations                      (95,945)           (17,749)               -          (113,694)
                                                   ============      ============      ===========       ==========
Loss from continuing operations per share:
  Basic and diluted                                    (3.99)                                                (4.59)
Weighted average number of shares used to
  calculate loss from continuing operations
  per share:
  Basic and diluted                                   24,039                                 725 (a)        24,764




See notes to unaudited pro forma condensed combined financial statements.

                               PIVOTAL CORPORATION
    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
          (EXPRESSED IN UNITED STATES DOLLARS; ALL AMOUNTS IN THOUSANDS
                             EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


1.   Basis of Presentation

     The following unaudited pro forma condensed combined financial statements give effect to the acquisition of MarketFirst Software, Inc. ("MarketFirst") by Pivotal Corporation ("Pivotal"). On October 23, 2002, Pivotal completed the merger of an indirect wholly-owned subsidiary of Pivotal, Pivotal Merger Subsidiary, Inc., a Delaware corporation, with and into MarketFirst Software, Inc., a Delaware corporation. As such, MarketFirst Software, Inc. became an indirect wholly-owned subsidiary of Pivotal Corporation. The merger consideration was 725 shares of common stock of Pivotal with a total fair value of $319 and cash of $265, which included $55 that was paid to certain management employees of MarketFirst Software, Inc. in satisfaction of rights to which they were entitled upon the change of control effected by the merger, and acquisition related expenditures of $210.

     The pro forma condensed combined balance sheet assumes the acquisition took place on September 30, 2002 and combines the September 30, 2002 balance sheets of Pivotal and MarketFirst. The pro forma condensed combined statement of operations for the fiscal year ended June 30, 2002 and for the three months ended September 30, 2002 assumes that the acquisition took place as of July 1, 2001. The pro forma condensed combined statement of operations for the year ended June 30, 2002 combines the historical results of Pivotal for the fiscal year ended June 30, 2002 with the historical results of MarketFirst for the twelve months ended June 30, 2002. The pro forma combined statements of operations for the three months ended September 30, 2002 combines the historical results of Pivotal and MarketFirst for the three months ended September 30, 2002. Since the fiscal years of Pivotal and MarketFirst differ, the financial statements of MarketFirst have been recast to match the fiscal year of Pivotal and are presented for the twelve months period ended June 30, 2002.

     The unaudited pro forma condensed combined balance sheet reflects the appropriate pro forma adjustments (as described in note 2) to record the acquisition of MarketFirst using the purchase method of accounting. Acquisition costs and preliminary allocation of the excess of acquisition costs over net assets acquired are set forth below:

     Fair value of common shares of Pivotal issued                        $ 319
     Cash bonus to certain management of MarketFirst                         55
     Cash acquisition related expenditures                                  210
                                                                       ---------
       Total acquisition costs                                              584
     Excess of liabilities assumed net tangible assets acquired           2,965
                                                                       ---------
     Excess of acquisition costs over net assets acquired                 3,549
                                                                       =========
     Allocated to:
       Goodwill                                                         $ 3,549
                                                                       =========


     The fair value of the shares of Pivotal common stock was determined by taking an average of the opening and closing price of Pivotal common stock for a short period just before and just after the terms of the transaction were agreed to by the parties and announced to the public.

     The excess of acquisition costs over net assets acquired has been allocated to goodwill. In accordance with Statement of Financial Accounting Standard No. 142 (SFAS 142), "Goodwill and Other Intangible Assets", goodwill will be allocated to, and assessed as part of, a reporting unit and will be subject to impairment tests at least annually.

     The pro forma combined financial statements included herein have been prepared by Pivotal, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Pivotal believes that the disclosures are adequate to make the information not misleading. These pro forma combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Pivotal's Form 10-K for the year ended June 30, 2002, the consolidated financial statements and notes thereto included in Pivotal's Form 10-Q for the three months ended September 30, 2002 and the financial statements of MarketFirst included in this filing.

2.   Pro Forma Adjustments

     The pro forma condensed combined balance sheet reflects the following adjustments:

     (a) To record the acquisition of MarketFirst by the issuance of 725 shares of Pivotal common stock with a fair value of $319 and payment of $265 cash.

     (b)  Adjustments to reflect fair values on acquisition.

     (c)  To record goodwill acquired.

     (d) To eliminate share capital, additional paid-in capital, deferred stock based compensation and accumulated deficit of MarketFirst.

     The pro forma combined statements of operations reflect the following adjustment:

     (a) To record the acquisition of MarketFirst by the issuance of 725 shares of Pivotal common stock.


3.   Loss Per Share

     Basic and diluted net loss per share for each period is calculated by dividing pro forma net loss by the shares used to calculate net loss per share in the historical period plus the effect of the 725 shares of Pivotal's common stock that were exchanged for all issued and outstanding shares of MarketFirst.

     (c)  Exhibits


           2.1# Agreement and Plan of Merger among Pivotal Corporation, a Washington corporation, Pivotal Merger Subsidiary, Inc., MarketFirst Software, Inc. and other shareholders of MarketFirst Software, Inc. dated October 2, 2002.

          23.1      Consent of KPMG LLP
          ------------

          #    Previously filed on Form 8-K dated October 29, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: January 6, 2003

                                          PIVOTAL CORPORATION



                                          /s/ Divesh Sisodraker
                                          -------------------------------------
                                          Divesh Sisodraker
                                          Chief Financial Officer
                                          (Principal Financial and Accounting
                                          Officer and Duly Authorized Officer)